Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople – SVP, Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle Announces the Resignation of its Chief Operating Officer

Stamford, CT. July 22, 2014 – Aircastle Limited (NYSE: AYR) (“Aircastle”) announced today the resignation of David Walton. Mr. Walton served as Chief Operating Officer, General Counsel and Secretary of Aircastle Limited. Mr. Walton will remain in his current roles until a smooth transition is complete.

Ron Wainshal, Aircastle’s CEO, commented, “Dave has been a great teammate and played an important role in Aircastle’s development over the years and we wish him much success in his future endeavors. We have a talented and deep team that is ready to step up and allow the Company to continue to succeed.”

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of March 31, 2014, Aircastle’s aircraft portfolio consisted of 164 aircraft on lease with 65 customers located in 37 countries.

For more information on Aircastle, please visit www.aircastle.com.

SOURCE: Aircastle Limited